UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K of General Employment Enterprises, Inc. (the “Company”) previously filed with the Securities and Exchange Commission on January 5, 2011.   The initial Current Report on Form 8-K disclosed the Company’s completion of the acquisition of certain assets of DMCC Staffing, LLC and, RFFG of Cleveland, LLC (“together “Sellers”) on December 30, 2010, effective as of November 1, 2010, pursuant to an asset purchase agreement, dated as of October 29, 2010, by and among the Sellers, Thomas J. Bean, the Company and Triad Personnel Services, Inc.  This Amendment No. 1 is being filed to include the financial statements and the pro forma financial information required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herein as Exhibit 99.1 to this Amendment No.1 are the audited financial statements of the Sellers as of and for the fiscal year ended December 31, 2009 and the ten months ended October 31, 2010.

(b)	Pro Forma Financial Information.

Filed herein as Exhibit 99.2 to this Amendment No. 1 are the unaudited pro forma condensed combined financial statements of the Company and the Sellers for the twelve months ended September 30, 2010 and the three months ended December 31, 2010.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Audited financial statements as of and for the year ended December 31, 2009 and the ten months ended October 31, 2010 for DMCC Staffing, LLC and, RFFG of Cleveland, LLC.

99.2
Unaudited pro forma condensed combined financial statements for the twelve months ended September 30, 2010 and the three months ended December 31, 2010 for General Employment Enterprises, Inc., DMCC Staffing, LLC and, RFFG of Cleveland, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.

Date: March 16, 2011	By:	/s/ James R. Harlan
		Name:	James R. Harlan
		Title:	Chief Financial Officer
and Treasurer

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